Exhibit 10.14

CERTAIN CONFIDENTIAL INFORMATION IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

EXCLUSIVE LICENSE AGREEMENT

BETWEEN

THE REGENTS OF THE UNIVERSITY OF CALIFORNIA

AND

SANA BIOTECHNOLOGY, INC.

FOR

[***]

EXCLUSIVE LICENSE AGREEMENT

APPENDIX A

APPENDIX B

APPENDIX C

EXCLUSIVE LICENSE AGREEMENT

THIS EXCLUSIVE LICENSE AGREEMENT AND THE ATTACHED APPENDICES A, B, and C (collectively, the “Agreement”) is made and is effective March 22, 2019 (the “Effective Date”) between THE REGENTS OF THE UNIVERSITY OF CALIFORNIA (“The Regents”), a California corporation having its corporate offices located at [***], acting through The Technology Development Group of the University of California, Los Angeles, located at [***], and SANA BIOTECHNOLOGY, INC. (“Licensee”), a Delaware corporation having a principal place of business at 1616 Eastlake Ave. East, Suite 360, Seattle WA 98102.

RECITALS

WHEREAS, a certain invention(s), generally characterized as

1.	[***]

(the “Invention”) was made in the course of research at the University of California, Los Angeles by [***] (“Inventor(s)”), and is claimed in Regents’ Patent Rights, as defined below;

WHEREAS, the Inventors were employees of The Regents and as such were obligated to assign and have assigned their right, title and interest in and to the Invention to The Regents;

WHEREAS, the Invention was developed with United States Government funds, and The Regents has elected title thereto and granted a royalty-free nonexclusive license to the United States Government on December 13, 2016, as required under 35 U.S.C. §200-212;

WHEREAS, [***] was developed with funding from the California Institute for Regenerative Medicine (“CIRM”) under CIRM grant number [***] while performing research supporting the development of the Invention, which is subject to Title 17, California Code of Regulations, Section 100600-100611 (the “CIRM Regulations”);

WHEREAS, Cobalt Biomedicine, Inc., having since been acquired by Licensee, and The Regents executed a Letter of Intent (UC [***]) with an effective date of April 2, 2018;

WHEREAS, Licensee is a “small business concern” as defined in 15 U.S.C. §§632;

WHEREAS, The Regents wishes that Regents’ Patent Rights be developed and utilized to the fullest extent so that the benefits can be enjoyed by the general public.

The parties agree as follows:

1. DEFINITIONS

1.1

“Affiliate” means any business entity in which Licensee owns or controls, directly or indirectly, at least fifty percent (50%) of the outstanding stock or other voting rights entitled to elect directors. In any country where the local law does not permit foreign equity participation of at least fifty percent (50%), then “Affiliate” means any business entity in which Licensee owns or controls, directly or indirectly, the maximum percentage of outstanding stock or voting rights that is permitted by local law.

1.2

“Approval” means any approvals (including the approval by an applicable governmental authority in certain countries or territories with respect to the price at which a pharmaceutical product is sold and can be reimbursed by healthcare insurers), licenses, registrations or authorizations of any national, supra-national, regional, state or local regulatory agency, department, bureau, commission, council or other governmental entity, necessary for the marketing and sale of a pharmaceutical product in a given regulatory jurisdiction.

1.3	“Change of Control” shall mean the occurrence of any one or more of the following after the Effective Date:

(a)	the sale to a third party of all or substantially all of the Licensee’s assets or business relating to this Agreement;

(b)

the merger, consolidation or sale of the Licensee or substantially all of the Licensee’s assets or similar transaction or series of transactions with or to a non-Affiliate third party, as a result of which the Licensee’s shareholders before such transaction or series of transactions own less than fifty percent (50%) of the total number of voting securities of the surviving entity immediately after such transaction or series of transactions; or

(c)	the assignment by the Licensee of this Agreement to any non-Affiliate third party.

1.4

“Clinical Trial Failure Delay” means a delay in the completion of a Development Milestone that is directly caused by (i) failure to meet one or more endpoints in a clinical trial of a Licensed Product despite Licensee’s or its Sublicensee’s use of commercially reasonable efforts to conduct the applicable clinical trial in a manner designed to assess such endpoint(s), or (ii) issues with patient enrollment (including delays in recruitment) despite Licensee’s or its Sublicensee’s use of commercially reasonable efforts to achieve such enrollment or recruitment.

1.5

“Customer” means any individual or entity that receives Licensed Products, provided however, that Licensee, Affiliate or Sublicensee shall be deemed a Customer only if it receives Licensed Products that are not intended for further sale, transfer, lease, exchange or other disposition other than Customer’s own end-use.

1.6	“Development Issue” has the meaning given in Section 6.4 of this Agreement.

1.7	“EMA” means the European Medicines Agency.

1.8	“End User Product” means a Licensed Product that is administered directly to a patient for therapeutic purposes.

1.9	“Field of Use” means all human therapeutic uses.

1.10

“Final Sale” means any sale, transfer, lease, exchange or other disposition or provision of a Licensed Product to a Customer by Licensee, its Affiliate or a Sublicensee. A Final Sale will be deemed to have occurred upon the earliest to occur of the following (as applicable): (a) the transfer of title to such Licensed Product to a Customer, (b) the shipment of such Licensed Product to a Customer, (c) (d) the provision of an invoice for such Licensed Product to a Customer, or (e) payment by the Customer for Licensed Products. Exchange of Licensed Products between Licensee and a Sublicensee or Affiliate is not a Final Sale if the Licensed Product is intended for further sale, transfer, lease, exchange or other disposition, in which case the Final Sale will be deemed to have occurred upon sale, transfer, lease, exchange or other disposition or provision of Licensed Product by Licensee or Sublicensee or Affiliate to a Customer. If Licensee, Affiliate or a Sublicensee transfers Licensed Product at no or below cost solely for use in, or for purposes of, a clinical study, clinical trial, individual named patient programs (e.g. compassionate use) or, at no cost as a free sample in product promotion, then such transfers will not be considered a Final Sale and no royalty will be owed hereunder.

1.11

“First Commercial Sale” means the first sale of any Licensed Product by Licensee or a Sublicensee, following Approval of its marketing by the appropriate governmental agency for the country in which the sale is to be made. When Approval is not required, “First Commercial Sale” means the first sale in that country.

1.12	“License” has the meaning given in Section 2.1 of this Agreement.

1.13

“Licensed Method” means any process, or method that utilizes or that is covered by a Valid Claim within Regents’ Patent Rights or whose use or practice would, absent the license granted under this Agreement, constitute an infringement, inducement of infringement or contributory infringement of any Valid Claim within Regents’ Patent Rights.

1.14

“Licensed Product” means any article, composition, apparatus, substance, chemical, or any other material that is covered by a Valid Claim within Regents’ Patent Rights or whose manufacture, import use, offer for sale, or sale would, absent the license granted under this Agreement, constitute an infringement, inducement of infringement or contributory infringement of any Valid Claim within Regents’ Patent Rights, or any article, composition, apparatus, chemical, substance or any other material made, used or sold by or utilizing or practicing a Licensed Method.

1.15	“Milestone Payments” has the meaning given in Section 4.2 of this Agreement.

1.16	“Minimum Annual Royalty” has the meaning set forth in Section 5.4 of this Agreement.

1.17

“Net Sales” means the total of the gross amount received (whether consisting of cash or any other forms of consideration) for all Final Sales, less the following deductions (to the extent included in and not already deducted from the gross amount received) to the extent reasonable and customary: [***]. Such amounts shall be determined from the books and records of Licensee, maintained, as applicable, in accordance with US GAAP. Income taxes are not an allowed deduction under Net Sales.

1.18

“Patent Action” means the preparation, filing, prosecution and maintenance of patent applications and patents in Regents’ Patent Rights. Prosecution includes, but is not limited to, reexaminations, interferences, oppositions, and any other ex parte or inter partes matters originating in a patent office. Patent Action also includes inter partes review petitions and litigation associated with an abbreviated new drug application (ANDA) for a Licensed Product.

1.19	“Patent Costs” means all out-of-pocket costs incurred by The Regents for Patent Actions.

1.20

“Phase I Trial” will mean a human clinical trial of a Licensed Product in a human subject the purpose of which is preliminary determination of safety and tolerability of a dosing regimen, as required in 21 C.F.R. § 312.21(a), or any equivalent clinical study in a country other than the United States.

1.21

“Phase II Trial” will mean a human clinical trial of a Licensed Product, for which the primary endpoints include a determination of dose ranges and/or a preliminary determination of efficacy in patients being studied as required by 21 C.F. R. § 312.21 (b), or any equivalent clinical study in a country other than the United States.

1.22

“Phase III Trial” will mean a human clinical trial of a Licensed Product on a sufficient number of subjects that is designed to establish that a pharmaceutical product is safe and efficacious for its intended use, and to determine warnings, precautions, and adverse reactions that are associated with such pharmaceutical product in the dosage range to be prescribed, which trial is intended to support Approval of a Licensed Product, as described in 21 C.F.R. 312.21(c) for the United States or any equivalent clinical study in a country other than the United States.

1.23

“Regents’ Patent Rights” means The Regents’ interest in any of the patent applications and patents listed in Appendix A (REGENTS’ PATENT RIGHTS) attached to this Agreement ([***]); any continuing applications thereof including divisions; but excluding continuations-in-part except to the extent of claims entirely supported in the specification and entitled to the priority date of the parent application; any patents issuing on these applications including reissues, substitutions, and patent extensions; and any corresponding foreign patents, patent applications and supplemental protection certificates; all of which will be automatically incorporated in and added to Appendix A and made a part of this Agreement.

1.24

“Regulatory Delay” means a delay in the completion of a clinical stage Diligence Milestone that results from the FDA either (a) putting a clinical hold on one or more classes of Licensed Products that Licensee or a Sublicensee is developing pursuant to this Agreement, (b) requiring additional data related to the Licensed Product that Licensee or a Sublicensee is developing pursuant to this Agreement based on FDA guidelines or regulations and such guidelines or regulations were only implemented after initiation of a human clinical trial for such Licensed Product or (c) determining that there is a potential safety risk associated with such Licensed Product; provided, however, that with respect to (a)-(c) (i) such delay is not primarily due to Licensee’s actions or inactions that were counter to the guidance provided to Licensee or otherwise published by the FDA, and (ii) such delay is not primarily due to Licensee’s failure to provide data to the FDA in a form, amount and quality commonly used in the pharmaceutical industry or to undertake preclinical and clinical development in a form and of a quality that would be commonly used in the pharmaceutical industry.

1.25	“Sublicense” has the meaning given in Section 3.1 of this Agreement.

1.26

“Sublicensee” means any person or entity to which a Sublicense is granted other than an Affiliate. For clarity, if Licensee desires to enable any joint venture (other than a joint venture that constitutes an Affiliate) to use or have any other right or license to the Regents’ Patent Rights, then Licensee must grant such joint venture a Sublicense.

1.27

“Sublicensing Income” means consideration (whether cash or any other type of consideration) received by Licensee or Sublicensee in consideration for a Sublicense (as defined below in Section 3.1). Sublicensing Income includes consideration received from Sublicensees in consideration for a Sublicense in the form of license issue fees and milestone payments, but specifically excludes royalties on the sale or distribution of Licensed Products (solely to the extent such royalties are accounted for in the amounts paid to The Regents pursuant to Section 5.1). Not included in the definition of Sublicensing Income is [***]. In addition, to the extent that a payment is made under a sublicense agreement that grants both a sublicense under the Regents’ Patent Rights and a license or sublicense under intellectual property rights, products, services, methods or materials not licensed to Licensee under this Agreement, then a pro rata portion of such payment will be considered Sublicensing Income which pro rata portion will be calculated jointly by the parties upon request by Licensee based on the relative value of the Regents’ Patent Rights as compared to the other intellectual property rights and material licensed or sublicensed by Licensee under such sublicense agreement in consideration for which such payment was made. Licensee will provide The Regents with written justification for a proposed calculation of the Sublicensing Income and the parties will discuss such calculation in good faith.

1.28	“Territory” means all countries of the world in which Regents’ Patents Rights have or will be filed.

1.29

“Valid Claim” means (i) a claim of an issued patent that has not expired or been held unenforceable or invalid by a final judgment or decision of a court or other government agency of competent jurisdiction from which no appeal has been or can be taken, and which has not been admitted to be invalid or unenforceable through reissue, disclaimer or the like, or (ii) a claim of a pending patent application that has not been pending longer than [***] years from the date of receipt of the first substantive office action received with respect to such claim and has not been abandoned or finally rejected without the possibility of appeal or re-filing. For purposes of clarity, both (i) and (ii) are Valid Claims for purposes of this Agreement.

The following terms have the meanings given in the referenced sections of this Agreement:

“Calendar Year”	5.4
“Earned Royalty”	5.1
“Infringement Notice”	8.1
“Notice of Default”	12.1
“Notice of Termination”	12.1
“Ongoing Patent Costs”	7.3
“Patent Costs”	7.2
“Patent Prosecution Request”	7.1c
“Patent Termination Notice”	7.4
“Termination Effective Date”	13.1

2. GRANT

2.1

Subject to the limitations set forth in this Agreement, The Regents hereby grants to Licensee an exclusive license (the “License”) under Regents’ Patent Rights in the Territory, (i) to research, make, have made, use, sell, offer for sale, have sold and import Licensed Products, and (ii) to practice Licensed Methods, in the Field of Use to the extent permitted by law, provided that the scope of Licensee’s license to practice Licensed Methods pursuant to this subpart (ii) is solely for the purposes of researching, manufacturing, and using Licensed Products pursuant to the foregoing subpart (i) of Licensee’s License (for abundance of clarity, while Licensee has a right to use the Licensed Methods to research, make, and use End User Products, Licensee has no right to use the Licensed Methods to perform services for a fee or other consideration (or to sublicense any of the foregoing) without first negotiating with The Regents to remove or modify the restriction in subpart (ii)).

So long as Licensee’s License pursuant to this Section 2.1 remains exclusive, The Regents agrees not to grant any rights under Regents’ Patent Rights regarding Licensed Methods to third parties (except as permitted under Sections 2.2 and 2.3 below) without first offering Licensee a reasonable opportunity to remove the restrictions regarding Licensed Methods set forth above.

The licenses granted to Licensee may be extended by Licensee to one or more of its Affiliates at Licensee’s sole discretion, in which case rights and obligation of Licensee in this Agreement will apply to such Affiliates, but only during the period such entity satisfies the definition of Affiliate. As a licensee of Regents’ Patent Rights under this Agreement, Affiliates shall have all of the same rights and obligations, financial and otherwise, that Licensee has under this Agreement. Acts of an Affiliate are considered to be those of Licensee under this Agreement and Licensee is responsible for all such acts. Licensee is also responsible and liable for all obligations of Affiliates due to The Regents under this Agreement, including without limitation payment to The Regents of royalties or other consideration due to The Regents hereunder.

2.2

Each of The Regents and Licensee recognize the License encompasses the right under the Regents’ Patent Rights to research, make, have made, use, sell, offer for sale, have sold and import Licensed Products other than End User Products. Notwithstanding the foregoing, Licensee will not commercialize, or permit a Sublicensee to commercialize, any Licensed Product that is not an End User Product without first negotiating with The Regents for possible development milestones to be achieved and royalties or other payments applicable to such Licensed Products. Such negotiations will be conducted by the parties in a timely manner and in good faith. Licensee and The Regents will reflect the outcome of such negotiations in a mutually agreed written amendment to this Agreement.

2.3

The License is subject to all the applicable provisions of any license to the United States Government executed by The Regents and is subject to Title 17, § 100610 of the California Code of Regulations, obligations to the United States Federal Government under 35 U.S.C. §§200-212, applicable governmental implementing regulations, and the U.S. Government sponsored research agreement or other guidelines. If CIRM exercises its rights under § 100610 and, as a result, the scope of Licensee’s exclusive license to the Regents’ Patent Rights is impacted, The Regents agree that Licensee’s financial obligations under Sections 4 and 5 of this Agreement will be reduced by [***] percent ([***]%).

2.4

The Regents expressly reserves the right to: (a) use Regents’ Patent Rights for educational and research purposes and research sponsored by commercial entities, (b) publicly disclose research results, (c) use Regents’ Patent Rights to offer and perform clinical diagnostic and prognostic care, as well as perform investigator-initiated clinical trials, in all cases in this subpart (c) solely within the University of California system, and (d) allow other non-profit and academic institutions to use Regents’ Patent Rights for the same purposes as subparts (a) and (b). For clarity, no rights to Regents’ Patent Rights within the Field of Use may be granted to any commercial entities and this provision does not:

(a)	provide The Regents with any right to use any information or data that is owned by Licensee, its Affiliates or Sublicensees;

(b)	restrict any rights that Licensee may otherwise have to attempt to sell its product or services to any part of the University of California;

(c)	create an obligation for Licensee to supply products to services to the University of California for no charge or for a below-market charge; or

(d)	provide The Regents with any right to provide Licensed Products to any commercial third-party entity other than in the context of The Regents’ educational and research activities.

2.5

If Licensee or a Sublicensee, itself or through a third party, institutes any proceeding that challenges the validity of any Regents’ Patent Rights during the term of this Agreement, Licensee agrees to pay to The Regents, directly and not into any escrow or other account, all royalties and other amounts due in view of Licensee’s and its Sublicensees’ activities under the Agreement during the period of challenge. Should the outcome of such contest determine that any challenged patent claim is valid, Licensee (or its Sublicensee, as applicable) will thereafter, and for the remaining term of this Agreement, pay a royalty rate of [***] [***] specified above and all of The Regents’ legal (including attorney) verifiable out-of-pocket fees and costs incurred defending such proceeding.

3. SUBLICENSES

3.1

The Regents grants to Licensee the right to sublicense the rights granted to Licensee under this Agreement, which includes the right to negotiate or obtain such a sublicense (each a “Sublicense”), provided that the initial grantee under a Sublicense (i.e. granted by Licensee) may it or themselves grant further sublicenses only to one other third party (and such other third party will not have the right to grant further sublicenses without the prior written approval of The Regents, which approval will not be unreasonably withheld, conditioned or delayed). All Sublicenses will: (i) be issued in writing, and (ii) to the extent applicable include all of the rights of The Regents and require the performance of obligations due to The Regents (and, if applicable, the U.S. Government under 35 U.S. C. §§201-212) contained in this Agreement. For the purposes of this Agreement, operations of Sublicensees in relation to the Regents’ Patent Rights and Licensed Products during the term of any such Sublicense are deemed to be the operations of Licensee, for which Licensee is responsible.

3.2

Licensee must pay to The Regents the percentage of Sublicensing Income it receives as set forth in the table below. Licensee must pay such Sublicensing Income to The Regents on or before the following dates:

•	March 31 (for Sublicensing Income received by Licensee on or before the last day of the calendar quarter ending December 31 of the prior year);

•	June 30 (for Sublicensing Income received by Licensee on or before the last day of the calendar quarter ending March 31);

•	September 30 (for Sublicensing Income received by Licensee on or before the last day of the calendar quarter ending June 30); and

•	December 31 (for Sublicensing Income received by Licensee on or before the last day of the calendar quarter ending September 30).

[***]

3.3

Licensee must provide to The Regents a copy of each Sublicense within [***] days of execution, which may be redacted except regarding matters related to Regents’ Patent Rights (including to the extent necessary to determine the consideration owed to The Regents) under this Agreement. Licensee is prohibited from entering into an agreement with a Sublicensee or other entity (e.g., Affiliate or non-Affiliate joint venture) where the terms of such agreement intentionally reduce, divert, conceals or misrepresents the amount of consideration paid to the Licensee as consideration for a Sublicense.

3.4

Licensee will require that each Sublicensee provide Licensee with reports that are sufficiently detailed to establish all amounts due to The Regents under this Agreement. Licensee will provide a copy of all such information submitted to Licensee by Sublicensees relevant to the computation of the payments due to The Regents under this Agreement within [***] days after receipt of such information from such Sublicensee. All disclosures of information to The Regents under this Section 3.4 are subject to the confidentiality obligations in Section 30 of this Agreement.

3.5

If this Agreement is terminated for any reason, to the extent The Regents is legally able and not otherwise contractually obligated, The Regents agree to enter into a license agreement for Regents’ Patent Rights directly with each Sublicensee then in compliance with its obligations under a Sublicense, provided in all cases the obligations of The Regents under such license agreement with a Sublicensee will not be greater than the obligations of The Regents under this Agreement, and the rights of The Regents under such license agreement with a Sublicensee will not be less than the rights of The Regents under this Agreement, including all financial consideration and other rights of The Regents. The Regents may, at The Regents’ sole discretion, amend such outstanding Sublicenses to contain the terms and conditions found in this Agreement.

4. FEES

4.1

In partial consideration for the License, Licensee will pay to The Regents a license issue fee of [***] within [***] days of the Effective Date. This fee is non-refundable and is not an advance against royalties.

4.2

For each End User Product reaching the milestones indicated below, Licensee will make the following payments (“Milestone Payments”) to The Regents within [***] of reaching such milestone. For purposes of clarity such Milestone Payments are due from Licensee irrespective of whether the associated milestone listed below was reached by Licensee itself or a third party acting on Licensee’s behalf or by a Sublicensee.

[***]

4.3

Licensee will pay to The Regents a license maintenance fee beginning on the one-year anniversary date of the Effective Date of this Agreement and continuing annually on each anniversary date of the Effective Date until First Commercial Sale. The license maintenance fee for the first anniversary of the Effective Date will be [***]. The license maintenance fee for each of the nine (9) subsequent anniversaries will increase by [***] per anniversary (to a maximum annual license maintenance fee of [***]).

The maintenance fee will not be due and payable on any anniversary date of the Effective Date if on that date Licensee is commercially selling a Licensed Product and paying an Earned Royalty to The Regents on the sales of that Licensed Product. The license maintenance fees are non-refundable and are not an advance against royalties.

5. ROYALTIES

5.1

Licensee must pay to The Regents for Net Sales by Licensee, Affiliates, and Sublicensees an earned royalty at the rate of [***] of Net Sales of Licensed Products (“Earned Royalty”). This Earned Royalty will accrue in a country for the duration of the life of Regents’ Patent Rights in such country.

5.2

If payment is due to a third party (other than an Affiliate) as royalty in consideration for pending applications or patent rights owned or controlled by such third party (whether by written agreement or court order) (“Third Party Payment”), without a license to which Licensee, its Affiliate or Sublicensee would reasonably be expected to infringe such third party patent rights in the manufacture, use, import, offer for sale, or sale of a Licensed Product (“Other Required Patent”), then Licensee will have the right, upon execution of a license with such third party for such Other Required Patent or the entry of a court order, as applicable, to credit [***] of any Third Party Payment made to such third party in any given year in consideration for such Other Required Patent, against the Earned Royalties due The Regents under this Agreement, provided that: On an ongoing basis, and in conjunction with reduction of any Earned Royalty due to The Regents under this Agreement for a given calendar quarter, Licensee will submit written evidence to The Regents of the payment obligations to such third party for such calendar quarter demonstrating that such payment obligation is, in fact, in consideration for an Other Required Patent.

5.3	Licensee must pay Earned Royalties owed to The Regents on a quarterly basis. Licensee must pay such Earned Royalties on or before the following dates:

•	March 31 (for any Final Sales that took place on or before the last day of the calendar quarter ending December 31 of the prior year);

•	June 30 (for any Final Sales that took place on or before the last day of the calendar quarter ending March 31);

•	September 30 (for any Final Sales that took place on or before the last day of the calendar quarter ending June 30); and

•	December 31 (for any Final Sales that took place on or before the last day of the calendar quarter ending September 30).

5.4

Licensee must pay to The Regents the following minimum annual royalty of [***] (referred to below as “Minimum Annual Royalty”) beginning with the first full calendar year after First Commercial Sale and in each of the following calendar years (measured relative to the calendar year in which there was a First Commercial Sale, and referred to below as “Calendar Year”) for the time period that any royalty under Section 5.1 is due under this Agreement:

Licensee must pay the Minimum Annual Royalty due for a given Calendar Year to The Regents on or before [***] of such Calendar Year. The Minimum Annual Royalty due for a given Calendar Year will be credited against the Earned Royalty due and owing with respect to Net Sales made during the Calendar Year in which such Minimum Annual Royalty was paid. By way of example, if FCS took place on February 1, 2018, the first full Calendar Year be 2019 and the Minimum Annual Royalty would be due on or before [***] and will be credited against any Earned Royalties due during 2020.

5.5

All monies due The Regents must be paid in United States funds. With respect to sales of Licensed Products in a currency other than United States Dollars, the royalties due The Regents will first be determined in the foreign currency of the country in which the Licensed Products were sold and, second, converted into equivalent United States Funds by using the applicable conversion rates for buying and selling United States dollars for such foreign currency as published by Reuters on the final business day of the quarter in which such sales were made or, as applicable, in accordance with the Licensee’s worldwide accounting practices.

5.6

Any tax for the account of The Regents required to be withheld by Licensee under the laws of any foreign country must be promptly paid by Licensee for and on behalf of The Regents to the appropriate governmental authority. Licensee will use its best efforts to furnish The Regents with proof of payment of any tax. Licensee is responsible for all bank transfer charges. All payments made by Licensee in fulfilment of The Regents’ tax liability in any particular country will be credited against fees or royalties due The Regents for Net Sales or other costs in that country.

5.7

If any patent or any claim included in Regents’ Patent Rights is held invalid or unenforceable in a final decision by a court of competent jurisdiction from which no appeal has or can be taken, all obligation to pay royalties based on that patent or claim or any claim patentably indistinct from it will cease as of the date of that final decision. Licensee will not, however, be relieved from paying any royalties that accrued before that decision or that is based on another patent or claim not involved in that decision.

5.8

Only to the extent required by law, no royalties will be collected or paid on Licensed Products sold to the United States Federal Government or any agency of the United States Government. Licensee and its Sublicensee will reduce the amount charged for Licensed Products distributed to the United States Government by the amount of the royalty.

6. DILIGENCE

6.1

Upon execution of this Agreement, Licensee itself, or through its Affiliates or Sublicensees, will use commercially reasonable and diligent efforts to develop and commercialize a Licensed Product consistent with the efforts of a similarly situated company for a product in a similar therapeutic area with similar market potential. Such effort will be directed to (a) develop Licensed Products; (b) market Licensed Products; and (c) manufacture and sell Licensed Products in quantities sufficient to meet the market demands for them. For purposes of clarity, the requirements under the foregoing subsection (b) and (c) shall continue to apply after a First Commercial Sale.

6.2

The Regents has the right and option to either terminate this Agreement or reduce Licensee’s exclusive license to a nonexclusive license if Licensee fails to perform any of the terms in Section 6.1 or this Section 6.2, subject to Sections 6.4 below. This right, if exercised by The Regents, supersedes the rights granted in Article 2 (GRANT). Licensee will achieve each of the following development milestones (each a “Development Milestone”) with respect to at least one End User Product:

[***]

6.3	Without limiting Licensee’s obligations under Sections 6.1 and 6.2 of this Agreement, Licensee has the sole discretion for making all decisions as to how to commercialize any Licensed Product.

6.4

Notwithstanding the foregoing, if Licensee should reasonably believe it may fail to meet the deadline for any Development Milestone, Licensee shall promptly provide The Regents with notice thereof, which notice shall set forth, as applicable, (i) whether Licensee desires to use a Paid Milestone Extension to extend such deadline pursuant to Section 6.4.A below, or (ii) whether Licensee desires to request an extension pursuant to Section 6.4.B below on the basis that such failure is attributable to a Regulatory Delay or to a Clinical Trial Failure Delay (in which case such notice shall include the basis for the Regulatory Delay or Clinical Trial Failure Delay and copies of documents or correspondence from the FDA or EMA that set forth the basis for Licensee’s assertion that such delay or failure should be excused). If Licensee fails to provide such notice, or provides notice and is granted an extension per Section 6.4.A or B below, as applicable, and thereafter fails to achieve a Development Milestone by the deadline set forth above, or by the permitted extended deadline, then The Regents has the right and option, at its sole discretion, to either terminate this Agreement or reduce Licensee’s exclusive license to a nonexclusive license, under the terms set forth in Section 12.1.

A.

Licensee may elect to extend any Development Milestone in Section 6.2 above by [***] (with automatic extension of any subsequent milestones) by payment of [***]. For purposes of clarity, the automatically extended milestones do not trigger any payment requirement, nor does any milestone extended through the process set out in Section 6.4 above.

B.

In addition to the Paid Milestone Extensions, if the completion of any of the Development Milestones set forth in Section 6.2.D through 6.2.F above is delayed beyond the corresponding deadline set forth in Section 6.2 (taking into account the Paid Milestone Extensions) on account of either a (a) Regulatory Delay or (b) Clinical Trial Failure Delay (collectively, “Excused Delays”), The Regents shall execute an amendment to this Agreement to extend such Development Milestone and all subsequent Development Milestones shall be extended for a period of time equal to the duration of the Excused Delays. Any documents and correspondence provided in support of a reason for an Excused Delay shall be treated as Licensee’s confidential information. The duration of any such extension shall be reasonably related to the cause and effect of the Excused Delay as determined by good faith negotiation between The Regents and Licensee after The Regents has had an opportunity to review all such relevant documentation. In no event will The Regents have any obligation to allow Licensee to extend such Development Milestone by more than [***] months (in addition to the extensions taken under the Paid Milestone Extensions).

7. PATENT FILING, PROSECUTION AND MAINTENANCE

7.1	Patent Prosecution

7.1a

[***] Patent Rights will be held in the name of [***]. [***] will diligently prosecute and maintain [***] Patent Rights using patent counsel of [***] choice to which [***] has no reasonable objection; if [***] demonstrates a reasonable objection to [***] choice of counsel, [***] will provide the names of three (3) alternative counsel for [***] to choose from to replace [***] counsel. [***] shall control all Patent Actions and all decisions with respect to Patent Actions and will consider and incorporate in good faith any reasonable comments or suggestions by [***] with respect to Patent Actions. [***] is entitled to take action to preserve rights and minimize costs whether or not [***] has commented, and will use reasonable efforts to prevent any [***] Patent Rights for which [***] is licensed and is underwriting the costs of to lapse or become abandoned without [***] written authorization under this Article 7, except for the filing of continuations, divisionals, or the like that substitute for the lapsed application. [***] shall have no requirement to file, prosecute, or maintain [***] Patent Rights if [***] [***].

7.1b

[***] will consult with [***] to discuss in good faith a commercially reasonable strategy for the prosecution and maintenance of [***] Patent Rights consistent with [***] commercial goals and interests. [***] will provide [***], in a timely manner, with copies of each patent application, office action, response to office action, request for terminal disclaimer, and request for reissue or reexamination of any patent or patent application under [***] Patent Rights. For a document to be filed in any patent office, or correspondence to be sent to any patent office, [***] will instruct its patent counsel to make best efforts to provide a draft of such document sufficiently prior to its filing, to allow for review and comment by the [***].

7.1c

So long as [***] is current with its Patent Costs reimbursement obligations under this Agreement, [***] may request that [***] obtain [***] Patent Rights in foreign territories, if available and if it so desires and at [***] expense. [***] has the right to request initiation of Patent Actions in such territories via a written request to [***] (or such shorter period as may be required in the case of emergency filings) prior to the deadline set by the patent office in the applicable territory such Patent Action is to take place in (a “Patent Prosecution Request”). The absence of a given Patent Prosecution Request with respect to timely initiation of filing of the [***] Patent Rights, or to respond to an office action, in a given jurisdiction by the applicable deadline will be considered an election not to secure the patent rights in such territory, and such patent application(s) and patent(s) will not be part of [***] Patent Rights and no longer licensed to [***]

under this Agreement, and [***] will have no further rights or license to them. [***] will have the right to file patent applications at its own expense in any territory which [***] has not identified in written notice pursuant to this Section 7.1 and such patent application(s) and patent(s) will not be part of [***] Patent Rights and will not be licensed to [***] under this Agreement, and [***] will have no further rights or license to them.

7.2	Past Patent Costs

Licensee will bear all Patent Costs incurred prior to the term of this Agreement that have not been reimbursed to The Regents (“Past Patent Costs”). As of September 24, 2018, Past Patent Costs are [***]. Licensee must send payment for such Past Patent Costs to The Regents within [***] days of Licensee’s receipt of an invoice for these costs.

7.3	Ongoing Patent Costs

[***] will [***] for Patent Costs incurred during the term of this Agreement (“Ongoing Patent Costs”) based on written invoice and all verifiable amounts on such invoices will be paid within [***] days following receipt of the invoice.

7.4	Termination of Patent Prosecution by Licensee

Licensee may terminate its obligations with respect to any or all of Regents’ Patent Rights by providing written notice to The Regents (“Patent Termination Notice”). Termination of Licensee’s obligations with respect to one or more of Regents’ Patent Rights will be effective [***] months after receipt of such Patent Termination Notice by The Regents. [***].

7.5	Patent Extensions

7.5a

Licensee will consider in good faith whether to apply for an extension of the term of any patent included within The Regents’ Patent Rights, if appropriate, under the Drug Price Competition and Patent Term Restoration Act of 1984 and/or European, Japanese and other foreign counterparts to protect any Licensed Product. The Licensee may, in its discretion, apply for such an extension of the term, if appropriate. If Licensee does elect to pursue a patent term extension, then Licensee shall prepare all documents and The Regents agrees to execute the documents and to take additional action as Licensee reasonably requests in connection therewith and Licensee will be liable for all costs relating to such application.

7.5b

If either party (in the case of The Regents, the licensing officer responsible for administration of this Agreement) receives notice pertaining to the infringement or potential infringement of any issued patent included with Regents’ Patent Rights under the Drug Price Competition and Patent Term Restoration Act of 1984 (and/or foreign counterparts of this law) then that party shall within [***] days notify the other party after receipt of such notice of infringement.

8. PATENT INFRINGEMENT

8.1

In the event that The Regents (to the extent of the actual knowledge of one or more of the Inventors or the licensing professional or manager responsible for the administration of this Agreement) or Licensee learns of infringement of potential commercial significance of any patent licensed under this Agreement, the knowledgeable party will provide the other with (i) written notice of such infringement and (ii) evidence of such infringement available to it (the “Infringement Notice”). During the period in which, and in the jurisdiction where, Licensee has exclusive rights under this Agreement, neither The Regents nor Licensee will notify a third party (including the infringer) of infringement or put such third party on notice of the existence of any Regents’ Patent Rights without first [***]. If Licensee puts such infringer on notice of the existence of any Regents’ Patent Rights with respect to such infringement without first [***] The Regents and if a declaratory judgment action is filed by such infringer against The Regents, then Licensee’s right to initiate a suit against such infringer for infringement under Section 8.2 below will terminate immediately without the obligation of The Regents to provide notice to Licensee. Both The Regents and Licensee will use diligent efforts to cooperate with each other to terminate such infringement without litigation.

8.2

If infringing activity of potential commercial significance by the infringer, as determined in Licensee’s reasonable judgment, has not been abated within [***] days following the date the Infringement Notice takes effect, then [***] may institute suit for patent infringement against the infringer. [***] may not join [***] in a suit initiated by [***] without [***] prior written consent. [***] may join such suit at its own expense, but may not thereafter commence suit against the infringer for the acts of infringement that are the subject of [***] suit or any judgment rendered in the suit. If [***] joins any suit initiated by [***], then [***] will pay any costs incurred by [***] arising out of such suit, including but not limited to, any verifiable out-of-pocket legal fees of counsel that [***] selects and retains to represent it in the suit. If The Regents refuses to join a suit instituted by Licensee in a country where required by law or procedure for purposes of having the right to proceed with an infringement action in such country, [***] for so long as the infringement by the third party continues unabated in such country, but only to the extent that such infringement in such country [***] the business of Licensee relating to the Licensed Products.

8.3

If, within a reasonable period of time, not to exceed [***] days following the date the Infringement Notice takes effect, infringing activity of potential commercial significance by the infringer has not been abated and if [***] has not brought suit against the infringer, then [***] institute suit for patent infringement against the infringer. If [***] institutes such suit, then Licensee may not join such suit without [***] consent and may not thereafter commence suit against the infringer for acts of infringement that are subject to [***] suit or any judgment rendered in that suit.

8.4	Any recovery or settlement received in connection with any suit will first be [***] and next shall be [***].

In any suit initiated by [***] will receive [***] of any recovery in excess of litigation costs and [***] will receive [***].

If the [***] fails to bring an infringement suit and such suit is initiated by [***], any recovery in excess of litigation costs will belong to [***].

The Regents and Licensee agree to be bound by all final and non-appealable determinations of patent infringement, validity and enforceability (but no other issue) resolved by any adjudicated judgment in a suit brought in compliance with this Article 8 (PATENT INFRINGEMENT).

8.5

Any agreement made by [***] involving a Sublicense to an infringer under Regents’ Patent Rights for purposes of settling litigation or other dispute shall comply with the requirements of Article 3 (SUBLICENSES) of this Agreement. For clarity, [***] is not permitted to [***], and [***] will not have the right to grant rights under Regents’ Patent Rights in the Field of Use to settle infringement litigation if [***] are pursuing an infringer on their own during the term of this Agreement.

8.6

Each party will cooperate with the other in litigation proceedings instituted hereunder but at the expense of the party who initiated the suit (unless such suit is being jointly prosecuted by the parties).

8.7	Any litigation proceedings will be controlled by the party bringing the suit, except that [***] may be represented by counsel of its choice in any suit brought by [***].

9. PROGRESS AND ROYALTY REPORTS

9.1

Beginning [***], and for the term of this Agreement, Licensee must submit to The Regents annual progress reports covering Licensee’s (and any Affiliates’ and Sublicensees’) activities related to the development and testing of all Licensed Products and the obtaining of the governmental approvals necessary for marketing.

9.2	Each progress report must include all of the following for each time period:

[***]

9.3

After the First Commercial Sale of each Licensed Product, Licensee must submit quarterly royalty reports to The Regents by March 31, June 30, September 30 and December 31 of each year (i.e., within [***] days from the end of each calendar quarter). Licensee will state in its royalty report if it had no sales of any Licensed Product in the applicable quarter. Each royalty report must cover Licensee’s and all Sublicensees’ activities for the last completed calendar quarter and shall include the completed Royalty Statement attached hereto as “APPENDIX B” and incorporated herein by this reference, showing:

[***]

9.4

The Regents shall have the right to terminate this Agreement in accordance with Article 12 (TERMINATION BY THE REGENTS) if Licensee does not provide progress reports and royalty reports in accordance with this Article 9.

9.5

Because of the provisions under 35 U.S.C. §41(h), Licensee must notify The Regents if Licensee or any of its Sublicensees ceases to be a small entity (as defined by the United States Patent and Trademark Office).

10. BOOKS AND RECORDS

10.1

Licensee must keep accurate books and records of all Licensed Products developed, manufactured, used or sold and all Sublicenses, collaboration agreements and joint venture agreements entered into by Licensee that in either case, extend rights or licenses to Regents’ Patent Rights or to make, use or sell Licensed Products. Licensee must preserve these books and records for at least [***] years from the date of the royalty payment to which they pertain. These books and records will be open to examination by a certified public accountant (“CPA”) on behalf of The Regents, which CPA shall enter into a confidentiality agreement with Licensee. Examination may take place during regular office hours and only to determine accuracy of financial and development information reported for purposes of this Agreement. Licensee will pay fees and expenses of these inspections if an underpayment of more than [***] percent ([***]%) of the total payments due The Regents within a given year under this Agreement is discovered. Payment owed by Licensee hereunder for underpayment of royalties will be due within [***] days of the examination result and payment by Licensee for any examination costs incurred by The Regents will be due within [***] days from the date of The Regents’ invoice. Overpayment will be credited to future amounts due to The Regents under this Agreement.

11. LIFE OF THE AGREEMENT

11.1

Unless otherwise terminated by operation of law or by acts of the parties in accordance with the terms of this Agreement, this Agreement is in force from the Effective Date recited on page one and remains in effect for the life of the last-to-expire patent or last to be abandoned patent application in Regents’ Patent Rights, whichever is later.

11.2

Upon termination of this Agreement, Licensee will have no further right to make, have made, use or sell any Licensed Product except as provided in Article 14 (DISPOSITION OF LICENSED PRODUCTS ON HAND UPON TERMINATION).

11.3	Any expiration or termination of this Agreement will not affect the rights and obligations set forth in the following Articles:

Article 1	DEFINITIONS;
Article 10	BOOKS AND RECORDS;
Article 14	DISPOSITION OF LICENSED PRODUCTS ON HAND UPON TERMINATION;
Article 16	USE OF NAMES AND TRADEMARKS;
Article 17	LIMITED WARRANTY;
Article 18	INDEMNIFICATION;
Article 19	LIMITATION OF LIABILITY;
Article 24	FAILURE TO PERFORM;
Article 25	GOVERNING LAW; and
Article 30	CONFIDENTIALITY.

12. TERMINATION BY THE REGENTS

12.1

If Licensee violates or fails to perform any material term of this Agreement, then The Regents may give written notice of the default (“Notice of Default”) to Licensee. If Licensee does not cure the default within [***] days after the effective date of the Notice of Default, then The Regents has the right to terminate this Agreement and the License by a second written notice (“Notice of Termination”) to Licensee, provided that if the default is of the type that cannot be cured within such time period, The Regents will consider Licensee’s efforts to avoid, and to take reasonable steps to cure, such default when determining whether to terminate this Agreement, provided also that The Regents have no obligation to provide any extension to the [***] day cure period. If The Regents sends a Notice of Termination to Licensee, then this Agreement automatically terminates on the effective date of such notice. Termination does not relieve Licensee of its obligation to pay any monies owed to The Regents as of the effective date of the Notice of Termination, and does not impair any accrued right of The Regents.

13. TERMINATION BY LICENSEE

13.1

Licensee has the right at any time to terminate this Agreement in whole or with respect to any portion of Regents’ Patent Rights by giving written notice to The Regents. This notice of termination will be subject to Article 20 (NOTICES) and will be effective [***] days after the date such notice is sent (“Termination Effective Date”).

13.2

Any termination in accordance with Section 13.1 does not relieve Licensee of any obligation or liability accrued prior to termination. Nor does termination rescind anything done by Licensee or any payments made to The Regents prior to the effective date of termination. Termination does not affect in any manner any rights of The Regents arising under this Agreement prior to termination.

14. DISPOSITION OF LICENSED PRODUCTS

ON HAND UPON TERMINATION

14.1	Upon termination of this Agreement by Licensee, Licensee may continue to sell any previously made Licensed Products during the [***] days following the Termination Effective Date.

14.2

Upon termination of this Agreement by The Regents for failure to pay Patent Costs per the terms of this Agreement after the application time period for cure, Licensee may continue to sell all previously made Licensed Products during the [***] days following the effective date of the Notice of Termination. Licensee will not have this right if this Agreement is terminated for any other causes.

14.3

Licensee must submit Royalty reports on the sale of Licensed Products allowed under this Article 14 in accordance with Article 9 (PROGRESS AND ROYALTY REPORTS) and must pay royalties on such sales at the same rate and at the same time provided in this Agreement for royalties on Net Sales made during the term of this Agreement.

14.4	Except as set forth in this Article 14, Licensee will not otherwise make, sell, offer for sale, or import Licensed Products after termination of this Agreement by Licensee or The Regents.

15. PATENT MARKING

15.1

Licensee must mark all Licensed Products made, used or sold under the terms of this Agreement, or their containers, in accordance with the applicable patent marking laws. Licensee shall be responsible for all monetary and legal liabilities arising from or caused by (i) failure to abide by applicable patent marking laws and (ii) any type of incorrect or improper patent marking.

16. USE OF NAMES AND TRADEMARKS

16.1

Licensee will not use any name, trade name, trademark or other designation of The Regents’ or its employees (including contraction, abbreviation or simulation of any of the foregoing) in advertising, publicity or other promotional activity. Unless required by law or regulation or the rules of any stock exchange or listing entity, Licensee is expressly prohibited from using the name “The Regents of the University of California” or the name of any campus of the University of California in advertising, publicity, or other promotional activity, without written permission of The Regents.

17. LIMITED WARRANTY

17.1	The Regents warrants that it has the lawful right to grant this license to Licensee.

17.2

This license and the associated invention are provided WITHOUT WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER WARRANTY, EXPRESS OR IMPLIED. THE REGENTS MAKES NO REPRESENTATION OR WARRANTY THAT ANY LICENSED PRODUCT WILL NOT INFRINGE ANY PATENT OR OTHER PROPRIETARY RIGHT.

17.3	Nothing in this Agreement will be construed as:

17.3a	A warranty or representation by The Regents as to the validity or scope of any Regents’ Patent Rights.

17.3b

A warranty or representation that anything made, used, sold or otherwise disposed of under any license granted in this Agreement is or will be free from infringement of patents, copyrights, trademarks or any other forms of intellectual property rights or tangible property rights of third parties.

17.3c	Obligating The Regents to bring or prosecute actions or suits against third parties for patent, copyright or trademark infringement except as provided in Article 8 (PATENT INFRINGEMENT).

17.3d

Conferring by implication, estoppel or otherwise any license or rights under any patents or know-how of The Regents other than Regents’ Patent Rights, regardless of whether such patents are dominant or subordinate to Regents’ Patent Rights.

17.3e	Obligating The Regents to furnish any know-how not provided in Regents’ Patent Rights.

18. INDEMNIFICATION

18.1

Licensee will, and will require its Sublicensees to, indemnify, hold harmless and defend The Regents, The Regents’ officers, employees, and agents, the sponsors of the research that led to the Invention, the inventors of the patents and patent applications in Regents’ Patent Rights and their respective employers from and against any and all third party claims, suits, losses, damages, costs, fees and expenses resulting from or arising out of [***]. Indemnification includes but is not limited to [***]. If The Regents, in its sole discretion, believes that there will be a conflict of interest or it will not otherwise be adequately represented by counsel chosen by Licensee to defend The Regents in accordance with this Section 18.1, then The Regents may retain counsel of its choice to represent it, and Licensee will pay all verifiable out-of-pocket expenses for such representation.

18.2

Licensee, at its sole cost and expense, must insure its activities in connection with the work under this Agreement and obtain, keep in force and maintain Commercial Form General Liability Insurance (contractual liability included) with limits as follows:

18.2a	Each occurrence	[***]
18.2b	Products/completed operations aggregate	[***]
18.2c	Personal and advertising injury	[***]
18.2d	General aggregate	[***]
18.2e	Worker’s compensation (as legally required in the jurisdiction in which Licensee is doing business)

Notwithstanding the foregoing, no later than [***] days before the first use of any Licensed Product in or on a human, Licensee, at its sole cost and expense, must insure its activities in connection with the work under this Agreement and obtain, keep in force and maintain Commercial Form General Liability Insurance (contractual liability included) with limits as follows:

18.2f	Each occurrence	[***]
18.2g	Products/completed operations aggregate	[***]
18.2h	Personal and advertising injury	[***]
18.2i	General aggregate	[***]
18.2j	Worker’s compensation (as legally required in the jurisdiction in which Licensee is doing business)

Notwithstanding the foregoing, no later than [***] days before the anticipated date of market introduction of any Licensed Product, Licensee, at its sole cost and expense, must insure its activities in connection with the work under this Agreement and obtain, keep in force and maintain Commercial Form General Liability Insurance (contractual liability included) with limits as follows:

18.2k	Each occurrence	[***]
18.2l	Products/completed operations aggregate	[***]
18.2h	Personal and advertising injury	[***]
18.2i	General aggregate	[***]
18.2j	Worker’s compensation (as legally required in the jurisdiction in which Licensee is doing business)

18.3

If the above insurance is written on a claims-made form, it shall continue for [***] years following termination or expiration of this Agreement. The insurance shall have a retroactive date of placement prior to or coinciding with the Effective Date of this Agreement.

18.4	Licensee will obtain, keep in force and maintain Worker’s Compensation Insurance as legally required in the jurisdiction in which Licensee is doing business.
18.5	Licensee expressly understands, however, that the coverages and limits in Section 18.2 do not in any way limit Licensee’s liability or indemnification obligations. Licensee’s insurance must:

18.5a	State that The Regents of the University of California is endorsed as an additional insured under the coverages listed in Section 18.2.

18.5b

Include a provision that the coverages will be primary and will not participate with nor will be excess over any valid and collective insurance or program of self-insurance carried or maintained by The Regents.

Licensee shall provide [***] days advance written notice to The Regents of any material change to the insurance required under this Agreement including but not limited to cancellation of any of its insurance coverages, nonpayment of premium, purchase of new or substitute coverages.

18.6

The Regents shall notify Licensee in writing of any claim or suit brought against The Regents in respect of which The Regents intends to invoke the provisions of this Article 18 (INDEMNIFICATION). To the extent that The Regents elect to permit Licensee authority to defend or settle such claim or suit, Licensee may not admit liability or wrongdoing on the part of The Regents without The Regents’ prior express written consent. Licensee shall keep The Regents informed on a current basis of its defense of any claims under this Article 18 (INDEMNIFICATION).

18.7

Licensee will furnish The Regents with (i) valid certificates of insurance evidencing compliance with all requirements of this Agreement and (ii) additional insured endorsements for Licensee’s applicable policies of insurance naming “The Regents of the University of California” as an additional insured. Per occurrence forms, including ISO Form CG or its equivalent, are acceptable additional insured endorsement forms. Licensee will furnish both such documents within [***] days of the execution of the Agreement; thereafter Licensee will furnish evidence of compliance with obligations of this Section 18.7 annually upon prior written request of The Regents.

19. LIMITATION OF LIABILITY

19.1	EXCEPT [***], NEITHER LICENSEE NOR THE REGENTS WILL BE LIABLE TO THE OTHER FOR ANY LOST PROFITS, COSTS OF PROCURING SUBSTITUTE GOODS OR SERVICES, LOST BUSINESS, ENHANCED

DAMAGES FOR INTELLECTUAL PROPERTY INFRINGEMENT OR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, PUNITIVE OR OTHER SPECIAL DAMAGES SUFFERED BY THE OTHER ARISING OUT OF OR RELATED TO THIS AGREEMENT FOR ALL CAUSES OF ACTION OF ANY KIND (INCLUDING TORT, CONTRACT, NEGLIGENCE, STRICT LIABILITY AND BREACH OF WARRANTY) EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

20. NOTICES

20.1

Any notice, progress report, royalty report or payment required to be given to either party must be sent to the respective address given below and is effective: (a) on the date of delivery if delivered in person, (b) [***] days after mailing if mailed by first-class certified mail, postage paid, or (c) on the next [***] day if sent by overnight delivery. Either party may change its designated address by written notice.

For Licensee: [***]

For The Regents: [***]

20.2

Licensee shall furnish to The Regents the completed licensee contact information form attached hereto as “APPENDIX C” concurrent to execution of the Agreement and incorporated herein by this reference, showing:

20.2a	The Progress Reports Contact (i.e. the contact responsible for ensuring that such progress reports are submitted to The Regents);

20.2b	The Patent Prosecution Contact to whom patent prosecution correspondence should be sent to; and

20.2c	The Financial Contact (i.e. the contact responsible for ensuring that payments are made under this Agreement to The Regents).

21. ASSIGNABILITY; CHANGE OF CONTROL

21.1	Consent to Assign

This Agreement is binding upon and inures to the benefit of The Regents, its successors and assignees. This Agreement is personal to Licensee and assignable by Licensee only with the prior written consent of The Regents. The consent of The Regents will not be required if the assignment of this Agreement is in conjunction with the transfer of all or substantially all of the business of Licensee to which this license relates to either (a) a non-Affiliate third party or (b) an Affiliate after Licensee has already received at least [***] of capital from one or more third parties.

Conditions of Assignment

No later than [***] days prior to any assignment of this Agreement all of the following terms and conditions shall be met and if they are not then any assignment thereof will be considered null and void with no further notice from The Regents.

(i)

Licensee shall inform The Regents in writing of the identity of the proposed acquirer or successor entity and shall provide updated contact information in writing to The Regents for such acquirer or successor entity by updating and submitting in writing to The Regents APPENDIX C of this Agreement;

(ii)

The proposed acquirer or successor entity shall agree in writing to be bound by all the terms and conditions of this Agreement as if such acquirer or successor entity were the original Licensee and a copy of such written agreement shall be provided to The Regents by Licensee or the proposed acquirer or successor entity;

(iii)

The proposed acquirer or successor entity shall provide a written statement to The Regents that they assume responsibility for any and all liabilities that arose under this Agreement prior to the effective date of the proposed assignment of this Agreement; and

21.2	Change of Control

Within [***] days of a Change of Control, Licensee shall pay to The Regents a fee of [***].

22. LATE PAYMENTS

22.1

For each royalty payment or fee not received by The Regents when due, Licensee must pay to The Regents a simple interest charge of [***] percent ([***]%) per annum to be calculated from the date payment was due until it was actually received by The Regents. For purposes of clarity, this Article 22 (LATE PAYMENTS) does not limit any rights of The Regents under this Agreement arising from the failure by Licensee to make such payments when due.

23. WAIVER

23.1	The waiver of any breach of any term of this Agreement does not waive any other breach of that or any other term.

24. FAILURE TO PERFORM

24.1

If either party takes legal action against the other because of a failure of performance due under this Agreement, then the prevailing party is entitled to reasonable attorney’s fees in addition to costs and necessary disbursements.

25. GOVERNING LAW

25.1

THIS AGREEMENT IS TO BE INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, but the scope and validity of any patent or patent application will be governed by the applicable laws of the country of the patent or patent application.

26. GOVERNMENT APPROVAL OR REGISTRATION

26.1

If this Agreement or any associated transaction is required by the law of any nation to be either approved or registered with any governmental agency, Licensee will assume all legal obligations to do so. Licensee will notify The Regents if it becomes aware that this Agreement is subject to a United States or foreign government reporting or approval requirement. Licensee will make all necessary filings and pay all costs including fees, penalties, and all other out-of-pocket costs associated with such reporting or approval process.

27. COMPLIANCE WITH LAWS

27.1

Licensee will comply with all applicable laws and regulations in performing its obligations hereunder and in its use, manufacture, offer for sale, sale or import of Licensed Products or practice of Licensed Methods, including, but not limited to, obtaining and maintaining all necessary governmental Approvals for the commercialization of Licensed Products. Licensee will observe all applicable United States and foreign laws with respect to the transfer of Licensed Products and related technical data, including and without limitation, the International Traffic in Arms Regulations (ITAR) and the Export Administration Regulations. Licensee will manufacture Licensed Products and practice the Licensed Methods in compliance with all applicable government importation laws and regulations of a country into which Licensed Products are imported.

28. PREFERENCE FOR UNITED STATES INDUSTRY

28.1

Because this Agreement grants an exclusive right to a particular use of the Invention, Licensee must manufacture in the United States Licensed Products intended for sale in the United States to the extent required by 35 U.S.C. §§200-212. Upon request of the Licensee, The Regents will provide reasonable assistance for purposes of requesting a waiver from such manufacturing requirement at Licensee’s expense.

29. FORCE MAJEURE

29.1

Except for Licensee’s obligation to make any payments to The Regents hereunder, the parties shall not be responsible for any failure to perform due to the occurrence of any events beyond their reasonable control that render their performance impossible or onerous, including, but not limited to: accidents (environment, toxic spill, etc.); acts of God; biological or nuclear incidents; casualties; earthquakes; fires; floods; governmental acts; orders or restrictions; inability to obtain suitable and sufficient labor, transportation, fuel and materials; local, national or state emergency; power failure and power outages; acts of terrorism; strike; and war.

29.2

Either party to this Agreement, however, will have the right to terminate this Agreement upon [***] days’ prior written notice if either party is unable to fulfill its obligations under this Agreement due to any of the causes specified in Section 29.1 for a period of [***].

30. CONFIDENTIALITY

30.1

If either party discloses confidential information to the other party, the disclosing party will designate this information as confidential by appropriate legend or instruction and the receiving party will:

30.1a	Use the same degree of care to maintain the secrecy of the confidential information as it uses to maintain the secrecy of its own information of like kind.

30.1b	Use the confidential information only to accomplish the purposes of this Agreement or for audit or management purposes.

30.1c

Ensure that any employees, customers, distributors and other agents to whom the confidential information is disclosed are bound to it by similar obligations of confidence and to make such disclosure only as required to accomplish the purposes of this Agreement.

30.2	Neither party will have any confidentiality obligation with respect to the confidential information belonging to or disclosed by the other party that:

30.2a	the receiving party can demonstrate by written records was previously known to it;

30.2b	the receiving party lawfully obtained from sources under no obligation of confidentiality;

30.2c	is or becomes publicly available other than through an act or omission of the receiving party or any of its employees;

30.2d	the receiving party independently develops without the use of the confidential information as demonstrated by written records; or

30.2e	is required to be disclosed under the California Public Records Act, governmental audit requirement or other requirement of law.

30.3	The provisions of this Article 30 (CONFIDENTIALITY) will continue in effect for [***] years after expiration or termination of this Agreement.

30.4

The Regents is free to release the terms and conditions of this Agreement to any and all of the following: (i) the Inventors, (ii) employees of The Regents having a need to know for purposes of The Regents rights or obligations under this Agreement, (iii) individual Regents and CIRM so that The Regents can fulfill The Regents’ obligations under the CIRM Regulations; and (iv) any co-owners of the patent rights comprising Regents’ Patent Rights. If such release is made, then The Regents shall give notice of the confidential nature of such information.

30.5

If a third party inquires whether a license to Regents’ Patent Rights is available, then The Regents may disclose the existence of this Agreement and the extent of the grant in Article 2 (GRANT) and Article 3 (SUBLICENSES) to such third party, but will not disclose the name of Licensee or any other negotiated terms or conditions of this Agreement to such third party, except where The Regents is required to release information under the California Public Records Act, a governmental audit requirement or other applicable law.

31. MISCELLANEOUS

31.1	The headings of the several sections are inserted for convenience of reference only and are not intended to be a part of, or to affect the meaning or interpretation of, this Agreement.

31.2	This Agreement is not binding upon the parties until it has been signed below on behalf of each party, in which event it becomes effective as of the date recited on page one.

31.3	No amendment or modification of this Agreement will be valid or binding upon the parties unless made in writing and signed by each party.

31.4

This Agreement and Appendix A (REGENTS’ PATENT RIGHTS), APPENDIX B, and APPENDIX C embody the entire understanding of the parties and supersede all previous communications, representations or understandings, either oral or written, between the parties relating to the subject matter hereof, including the Letter of Intent Agreement entered into with Cobalt Biosciences, Inc., having since been acquired by Licensee, dated April 2, 2018.

31.5

If any part of this Agreement is for any reason found to be unenforceable, all other parts nevertheless remain enforceable as long as a party’s rights under this Agreement are not materially affected. In lieu of the unenforceable provision, the parties will substitute or add as part of this Agreement a provision that will be as similar as possible in economic and business objectives as was intended by the unenforceable provision.

31.6

No provisions of this Agreement are intended or shall be construed to confer upon or give to any person or entity other than The Regents and the Licensee any rights, remedies or other benefits under, or by reason of, this Agreement.

31.7

In performing their respective duties under this Agreement, each of the parties will be operating as an independent contractor. Nothing contained herein will in any way constitute any association, partnership, or joint venture between the parties hereto, or be construed to evidence the intention of the parties to establish any such relationship. Neither party will have the power to bind the other party or incur obligations on the other party’s behalf without the other party’s prior written consent.

32. COUNTERPARTS AND EXECUTION

32.1

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Facsimile, Portable Document Format (PDF) or photocopied signatures of the parties will have the same legal validity as original signatures.

[SIGNATURE PAGE FOLLOWS:]

Both The Regents and Licensee have executed this Agreement in duplicate originals by their authorized officers on the dates written below:

SANA BIOTECHNOLOGY, INC.		THE REGENTS OF THE UNIVERSITY OF CALIFORNIA

By	/s/ Steve Harr	By	/s/ Mark Wisniewski
	Signature		Signature
Name:	Steve Harr	Name:	Mark Wisniewski
Title:	CEO	Title:	Sr. Director, Biopharmaceuticals
Date:	March 21, 2019	Date:	March 21, 2019

THE REGENTS OF THE UNIVERSITY OF CALIFORNIA

		By	/s/ Amir Naiberg
Signature
		Name:	Amir Naiberg
		Title:	Assoc. Vice Chancellor and President & CEO
		Date:	March 22, 2019

APPENDIX A

REGENTS’ PATENT RIGHTS

[***]

APPENDIX B

ROYALTY STATEMENT

[***]

APPENDIX C

LICENSEE CONTACT INFORMATION

Licensee Name	Sana Biotechnology, Inc.	UC Control No.

PATENT PROSECUTION CONTACT

LAST NAME		TELEPHONE

FIRST NAME		FAX

TITLE		EMAIL

COMPANY NAME

ADDRESS

ADDRESS

CITY, STATE, ZIP

COUNTRY

PROGRESS REPORTS CONTACT

LAST NAME		TELEPHONE

FIRST NAME		FAX

TITLE		EMAIL

COMPANY NAME

ADDRESS

ADDRESS

CITY, STATE, ZIP

COUNTRY

FINANCIALS CONTACT

LAST NAME		TELEPHONE

FIRST NAME		FAX

TITLE		EMAIL

COMPANY NAME

ADDRESS

ADDRESS

CITY, STATE, ZIP

COUNTRY